UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2006

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124594 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

1800 Century Park East, Ste. 200, Los Angeles, CA 90067
(Address of principal executive offices) (zip code)

(310) 895-7750
(Registrant's telephone number, including area code)

100 Wilshire Blvd., Ste. 1750, Santa Monica, CA 90401
(310) 752-1416
(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Loan From Ault Glazer Bodnar Acquisition Fund LLC

On January 11, 2006, Ault Glazer Bodnar Acquisition Fund LLC (“AGB Acquisition Fund”) loaned Patient Safety Technologies, Inc. (the “Company”) $150,000. As consideration for the loan, the Company issued AGB Acquisition Fund a secured promissory note in the principal amount of $150,000 (the “Secured Note”) and entered into a security agreement granting AGB Acquisition Fund a security interest in the Company’s personal property and fixtures, inventory, products and proceeds as security for the Company’s obligations under the Secured Note.

The Secured Note accrues interest at the rate of 7% per annum, which together with principal is due to be repaid on March 11, 2006. At the option of the Company, payments of principal and interest may be paid by exchange of any securities owned by the Company valued on the day before March 11, 2006.

Ault Glazer Bodnar & Company, Inc. is the managing member of AGB Acquisition Fund. The Company’s former Chairman and Chief Executive Officer, Milton “Todd” Ault, III, is Chairman and Chief Executive Officer of Ault Glazer Bodnar & Company, Inc. The Company’s Chief Financial Officer, William B. Horne, is also Chief Financial Officer of Ault Glazer Bodnar & Company, Inc. The Company’s President and Secretary, Lynne Silverstein, is Secretary and a director of Ault Glazer Bodnar & Company, Inc. Melanie Glazer, Manager of the Company’s subsidiary Ault Glazer Bodnar Capital Properties, LLC, is also a director of Ault Glazer Bodnar & Company, Inc. The Company’s management believes the loan from AGB Acquisition Fund is on terms at least as favorable as could be obtained from an unrelated third party.

Loan From Steven Caspi

On January 12, 2006, Steven J. Caspi (“Caspi”) loaned $1,000,000 to Automotive Services Group, LLC (“ASG”), an Alabama limited liability company which is 50% owned by the Company’s wholly owned subsidiary Ault Glazer Bodnar Merchant Capital, Inc. (“AGB Merchant Capital”). As consideration for the loan, ASG issued Caspi a promissory note in the principal amount of $1,000,000 (the “Caspi Note”) and granted Caspi a mortgage on certain real estate owned by ASG and a security interest on all personal property and fixtures located on such real estate as security for the obligations under the Caspi Note. In addition, the Company entered into an agreement guaranteeing ASG’s obligations pursuant to the Caspi Note. The Caspi Note accrues interest at the rate of 10% per annum, which together with principal is due to be repaid on March 13, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 12, 2006, Richard Bertran was appointed President of the Company’s wholly owned subsidiary SurgiCount Medical, Inc. (“SurgiCount”). From July 18, 2005 until January 12, 2005, Mr. Bertran was SurgiCount’s Executive Vice President of Sales and Marketing. From September 2002 until July 2005, Mr. Bertran was Director of North American Sales for eNGENUITY Technology, a company in the visualization and simulation software industry. From 1988 to 1998, Mr. Bertran served as Western Regional Sales Manager for Maxxim Medical, a company that creates and packages custom surgical packs.

As described in a Form 8-K filed by the Company on November 2, 2005, Mr. Bertran is employed by SurgiCount pursuant to an employment agreement entered into as of October 31, 2005 and effective as of July 18, 2005. Mr. Bertran’s annual base compensation is $200,000. In addition, Mr. Bertran is entitled to receive: (a) options to purchase 200,000 shares of the Company’s common stock with a strike price of $5.00 per share, which options will vest annually over three years; and (b) 10,000 restricted shares of the Company’s common stock as a signing bonus. Mr. Bertran also may receive the following stock options upon accomplishing milestones: (a) options to purchase 50,000 shares of the Company’s common stock when SurgiCount reaches $5 million in sales; and (b) options to purchase 50,000 shares of the Company’s common stock when Mr. Bertran accomplishes certain other unspecified milestones to be mutually agreed upon among Mr. Bertran, SurgiCount’s Chief Executive Officer and Health West Marketing Incorporated, a consultant to the Company. Mr. Bertran is also entitled to participate in all of SurgiCount’s employee benefit plans in effect from time to time. The employment agreement has an initial term of three years and will automatically renew for successive one-year periods unless sooner terminated. Mr. Bertran and SurgiCount have the right to terminate Mr. Bertran’s employment agreement at any time during the employment term for any reason. SurgiCount may also terminate the employment agreement at any time for “cause” (as defined in the employment agreement). If the employment agreement is voluntarily terminated by Mr. Bertran or if SurgiCount terminates the agreement for cause, then all unvested stock options and/or unearned milestone bonuses will be forfeited and all obligations of the parties will end except SurgiCount must continue to reimburse Mr. Bertran for reasonable out-of-pocket business expenses related to his employment with SurgiCount, Mr. Bertan must continue to maintain the confidentiality of any confidential information about SurgiCount and SurgiCount may be required to indemnify Mr. Bertran for certain liabilities in connection with his employment. If SurgiCount voluntarily terminates the employment agreement without cause, then: (a) if the termination date is before 15 months after the effective date of the employment agreement, SurgiCount must pay Mr. Bertran severance compensation in cash equal to 15 months of base compensation, plus award the milestone option grants to the extent the milestones are met within the employment term; (b) if the termination date occurs within the final 15 months of the initial term, SurgiCount must pay Mr. Bertran severance compensation in cash through the remaining initial term of the agreement; and (c) all unvested stock options will become automatically vested.

Except as described above, there has been no transaction during the last two years, or any proposed transaction, to which the Company was or is to be a party, and in which Mr. Bertran had or is to have a direct or indirect material interest. There are no family relationships between Mr. Bertran and the Company’s directors, executive officers or persons nominated or charged by the Company to become directors or executive officers.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Secured Promissory Note in the principal amount of $150,000 issued January 11, 2006 to Ault Glazer Bodnar Acquisition Fund
4.2	Promissory Note in the principal amount of $1,000,000 issued January 12, 2006 by Automotive Services Group, LLC to Steven J. Caspi
10.1	Security Agreement by and between Ault Glazer Bodnar Acquisition Fund and Patient Safety Technologies, Inc.
10.2	Real Estate Mortgage dated January 12, 2006 in favor of Steven J. Caspi
10.3	Continuing Guaranty dated January 12, 2006 of Patient Safety Technologies in connection with the $1,000,000 Promissory Note issued January 12, 2006 by Automotive Services Group, LLC to Steven J. Caspi
10.4
Employment Agreement dated October 31, 2005 between SurgiCount Medical, Inc., Patient Safety Technologies, Inc. and Richard Bertran (Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 2, 2005)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: January 17, 2006	By:	/s/ Louis Glazer, M.D.
Name: Louis Glazer, M.D., Ph.G.
Title: Chief Executive Officer